Exhibit 10.2

Debenture - Company/LLP
THIS IS AN IMPORTANT DEED. YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND. IF YOU SIGN AND RBSIF IS NOT PAID YOU MAY LOSE THE ASSET(S) CHARGED.
Client:    CARTESIAN LIMITED
Registered No:    03230513
Client’s Address for Service:    DESCARTES HOUSE, 8 GATE STREET,
    LONDON, WC2A 3HP
RBSIF:    RBS Invoice Finance Limited
1Client’s Obligations
The Client will pay to RBSIF on demand all its Obligations. The Client’s Obligations are all the Client’s liabilities to RBSIF (present, future, actual or contingent and whether incurred alone or jointly with another) and include:

1.1
Interest at the same rate as the discounting charge charged by RBSIF to the Client, calculated both before and after demand or judgment on a daily basis and compounded according to agreement, or, in the absence of agreement, monthly on the days selected by RBSIF;

1.2	any expenses RBSIF or a receiver incurs (on a full indemnity basis and with Interest from the date of payment) in connection with:

1.2.1	the Property charged by Clause 2;

1.2.2	taking, perfecting, protecting, enforcing or exercising any power under this deed.
References to Property include any part of it and references to Land are to any interest in heritable, freehold or leasehold land.
2    Charge
The Client, as a continuing security for its Obligations and with full title guarantee, gives to RBSIF:

2.1	a legal mortgage over all Land vested in the Client specified in the Schedule;

2.2	a fixed charge over the following Property of the Client, owned now or in the future:

2.2.1	all Land vested in or charged to the Client all fixtures and fittings attached to that Land and all rents receivable from any lease granted out of that Land;

Exhibit 10.2

2.2.2	all plant and machinery, including any associated warranties and maintenance contracts;

2.2.3	all the goodwill of the Client’s business;

2.2.4	any uncalled capital;

2.2.5	all stock, shares and other securities held by the Client at any time in any Subsidiary and all income and rights relating to those stocks, shares and securities;

2.2.6	all intellectual property, licences, claims, insurance policies, proceeds of any insurance and any other legal rights;

2.2.7	the benefit of any hedging arrangements, futures transactions or treasury instruments;

2.2.8	all Non-Vesting Debts and their Related Rights;
A Subsidiary is an entity controlled, directly or indirectly, by the Client or by a Subsidiary of the Client. “Control” means the ability to appoint or remove directors or exercise the majority of voting rights, alone or with the agreement of others.
Non-Vesting Debts means all Debts which fail to vest in RBSIF under any Debt Purchase Agreement.
Related Rights and Debts have the meanings given to them under any Debt Purchase Agreement.
Debt Purchase Agreement means any debt purchase facility entered into between the Client and RBSIF.

2.3
a floating charge over all the other property, assets and rights of the Client owned now or in the future which are not subject to an effective fixed charge under this deed or under any other security held by RBSIF.

3    Restrictions
The Client will not, without RBSIF’s prior written consent:

3.1	permit or create any mortgage, standard security, charge or lien on the Property;

3.2	dispose of the Property charged by Clauses 2.1 and 2.2;

3.3	dispose of the Property charged by Clause 2.3, other than in the ordinary course of business;

3.4	call on, or accept payment of, any uncalled capital;

3.5	grant, or accept a surrender of, any lease or licence of any of its Land or consent to a tenant assigning or sub-letting;

Exhibit 10.2

3.6	dispose of, part with or share possession or occupation of any of its Land.
4    Property Undertakings The Client will:

4.1	permit RBSIF at any time to inspect the Property;

4.2
keep all Property of an insurable nature comprehensively insured (including if requested by RBSIF, terrorism cover) to RBSIF’s reasonable satisfaction for its full reinstatement cost. In default, RBSIF may arrange insurance at the Client’s expense;

4.3
hold on trust for RBSIF all proceeds of any insurance of the Property. At RBSIF’s option, the Client will apply the proceeds in making good the relevant loss or damage, or to reduce the Client’s Obligations;

4.4	where required by RBSIF, deposit with RBSIF all insurance policies (or copies where RBSIF agrees), and all deeds and documents of title relating to the Property;

4.5	keep the Property in good condition;

4.6	not, without RBSIF’s consent, carry out any development on or make any alterations to any Land which require planning permission or approval under building regulations;

4.7	deal with all Non Vesting Debts and their Related Rights as if they were debts which vested in RBSIF under any Debt Purchase Agreement;

4.8	deal with all Debts in accordance with the terms of any Debt Purchase Agreement.
5    Conversion of Floating Charge to Fixed Charge

5.1	RBSIF may by notice convert the floating charge on any of the Property into a fixed charge. Following this notice, the Client will not dispose of the affected Property without RBSIF’s consent.

5.2	The floating charge will become a fixed charge if an administrator of the Client is appointed.
6    Investigating Accountants
RBSIF may require the Client to appoint a firm of accountants to review its financial affairs if:

6.1	any of the Client’s Obligations are not paid when due;

6.2	RBSIF considers that the Client has breached any other obligation to RBSIF;

6.3	RBSIF considers any information provided by the Client to be materially inaccurate.

Exhibit 10.2

Any review required will take place within 7 days of RBSIF’s request (or longer if RBSIF agrees). The firm, and the terms of reference, must be approved by RBSIF. The Client (and not RBSIF) will be responsible for the firm’s fees and expenses, but RBSIF may make payment and the Client will repay RBSIF on demand.
7    Possession and Enforceability

7.1
RBSIF does not have an immediate right to possession of the Property or its income (and will not be considered to be taking possession if it enters to inspect or repair the Property). The Client will continue in possession until RBSIF takes possession.

7.2	RBSIF may take possession and enforce this deed if:

7.2.1	RBSIF demands payment of any of the Client’s Obligations;

7.2.2	the Client asks RBSIF, or RBSIF receives notice of intention, to appoint an administrator or an administration application is made;

7.2.3	a meeting is called or a petition is presented for liquidation of the Client;

7.2.4	any security is enforced in respect of any assets of the Client;

7.2.5	a Termination Event (as defined in any Debt Purchase Agreement) occurs.

7.3	Any purchaser or third party dealing with RBSIF or a receiver may assume that RBSIF’s powers have arisen and are exercisable without proof that demand has been made.

7.4	RBSIF will not be liable to account to the Client for any money not actually received by RBSIF.
8    Appointment of Receiver or Administrator

8.1	RBSIF may appoint or remove a receiver or receivers of the Property, or appoint an administrator of the Client.

8.2
Any receiver will be the Client’s agent and the Client (and not RBSIF) will be responsible for the acts, defaults and remuneration of the receiver. RBSIF may fix and pay the receiver’s fees and expenses at the expense of the Client.

9    Powers of RBSIF, an Administrator or Receiver

9.1	RBSIF, an administrator or any receiver may:

9.1.1	carry on the Client’s business;

9.1.2	enter, take possession of, and/or generally manage the Property;

Exhibit 10.2

9.1.3	complete any unfinished works or carry out any new works of building, reconstruction, maintenance or repair on any Land;

9.1.4
purchase any Land or other property and purchase, grant or release any interest in or right over Land or the benefit of any covenants affecting that Land. References to Land or Property include land or property that is purchased by RBSIF or a receiver under this power;

9.1.5	sell, lease, surrender or accept surrenders of leases, charge or deal with the Property without restriction, including disposing of any fixtures separately from the Land;

9.1.6	complete any transactions by executing any deeds or documents in the name of the Client;

9.1.7	take, continue or defend any proceedings and enter into any arrangement or compromise;

9.1.8	insure the Property and any works, arrange indemnity and other similar insurance, and obtain bonds and give counter-indemnities and other security in connection with this;

9.1.9	if the Client is a company, call up any uncalled capital with all the powers conferred by the Client’s articles of association;

9.1.10	if the Client is an LLP, call up any capital due from the Client’s members with all the powers conferred by the members’ agreement in relation to capital contributions;

9.1.11	employ advisers, consultants, managers, agents, workmen and others;

9.1.12	purchase or acquire materials, tools, equipment, furnishing, goods or supplies;

9.1.13	do any acts which RBSIF or a receiver considers to be incidental or beneficial to the exercise of their powers.

9.2	A receiver may borrow and secure the repayment of any money, in priority to the Client’s Obligations.

9.3	Joint receivers may exercise their powers jointly or separately.

9.4
A receiver will first apply any money received from the Property towards the repayment of all money that the receiver has borrowed and secondly in payment of the receiver’s fees and expenses. The receiver will then apply any remaining money received as required by law.

9.5	RBSIF may exercise any of its powers even if a receiver has been appointed.

9.6
RBSIF may exercise any rights attached to charged stock, shares and other securities as it considers necessary to preserve the value of, or realise, that Property. Otherwise RBSIF will only exercise those rights as instructed by the Client.

Exhibit 10.2

9.7
RBSIF may set off any amount due from the Client against any amount owed by RBSIF to the Client. RBSIF may exercise this right, without prior notice, both before and after demand. For this purpose, RBSIF may convert an amount in one currency to another, using its market rate of exchange at the relevant time.

9.8
Any credit balance with RBSIF will not be repayable, or capable of being disposed of, charged or dealt with by the Client, until the Client’s Obligations have been paid in full. RBSIF allowing the Client to make withdrawals will not waive this restriction.

9.9	This deed may be enforced against the Client without RBSIF first having recourse to any other right, remedy, guarantee or security held by or available to RBSIF.

9.10	Section 93 of the Law of Property Act 1925 will not apply to this deed.

9.11	The powers of sale and appointing a receiver conferred by this deed will be exercisable without the restrictions contained in section 103 of the Law of Property Act 1925 or otherwise.

9.12	The powers set out in this Clause 9 are in addition to powers conferred on administrators or receivers by statute.
10    Application of Payments

10.1	RBSIF may apply any payments received for the Client to reduce any of the Client’s Obligations, as RBSIF decides.

10.2
If RBSIF receives notice of any charge or other interest affecting the Property, RBSIF may suspend the Client’s account(s) and open a new account or accounts. Regardless of whether RBSIF suspends the account(s), any payments received by RBSIF after the date of the notice will be applied first to repay any of the Client’s Obligations arising after that date.

11    Preservation of other Security and Rights and Further Assurance

11.1
This deed is in addition to any other security for the Client’s Obligations held by RBSIF now or in the future. RBSIF may consolidate this deed with any other security so that they have to be redeemed together, but it will not merge with or prejudice any other security or RBSIF’s other rights.

11.2	On request, the Client will execute any deed or document, or take any other action required by RBSIF, to perfect, enhance or facilitate the realisation of RBSIF’s security under this deed.

11.3
The Obligations of the Client under this deed will not be affected by any act or omission which, but for this deed, would reduce, release or prejudice any of its Obligations under this deed (without limitation and whether or not known to it or to RBSIF) including:

Exhibit 10.2

11.3.1	any extension of time, waiver or consent granted to, or composition with, the Client or other person;

11.3.2
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Client or any other person or any failure to comply with any requirement of any instrument or any failure to realise the full value of any security;

11.3.3	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Client or any other person;

11.3.4
any amendment, novation, supplement, extension, restatement or replacement of the Debt Purchase Agreement or any other document or security including, without limitation, any change in the purpose of, any extension or increase in any facility or the addition of any new facility under the Debt Purchase Agreement or other document or security;

11.3.5	any unenforceability, illegality or invalidity of any obligation of any person under the Debt Purchase Agreement or any other document or security;

11.3.6	any insolvency, administration or similar proceedings of the Client or any other person.
12    Certificate of the Client’s Obligations
A certificate signed by an official or manager of RBSIF as to the cause, existence or amount of the Client’s Obligations or the amount due from the Client under this deed will be conclusive evidence save in the case of manifest error or on any question of law.
13    Power of Attorney
To give effect to this deed and secure the exercise of any of its powers, the Client irrevocably appoints RBSIF, and separately any receiver, to be the Client’s attorney (with full power of substitution and delegation), in the Client’s name to sign or execute any documents, deeds and other instruments, or to take, continue or defend any proceedings.
14    Consents, Notices and Demands

14.1	All consents, notices and demands must be in writing.

14.2	RBSIF may deliver a notice or demand to the Client at its registered office, at the contact details last known to RBSIF or at the Address for Service if specified.

14.3
A notice or demand signed by an official or manager of RBSIF will be effective at the time of personal delivery; on the second business day after posting; or, if by fax, at the time of sending, if sent before 6.00 p.m. on a business day, or otherwise on the next business day. A business day is a weekday other than a national holiday.

Exhibit 10.2

14.4	A notice from the Client to RBSIF must be addressed to the Client’s Relationship Manager and will be effective on receipt.
15    Transfers

15.1
RBSIF may allow any person to take over any of its rights and duties under this deed. The Client authorizes RBSIF to give that person or its agent any financial or other information about the Client. References to RBSIF include its successors.

15.2	The Client may not transfer any of its rights or obligations under this deed.
16    Reinstatement
Where any discharge (whether in respect of the Obligations of the Client or any security for those Obligations or otherwise) is made in whole or in part or any arrangement is made in reliance on any payment, security or other disposition which is avoided or must be restored on insolvency or otherwise the Client’s Obligations under this deed will continue as if the discharge or arrangement had not occurred. RBSIF may concede or compromise any claim that a payment, security or other disposition is liable to avoidance or restoration.
17    Law

17.1	This deed is governed by the laws of England and Wales and the courts of England and Wales have exclusive jurisdiction.

17.2
For the benefit of RBSIF, the Client irrevocably submits to the jurisdiction of the courts of England and Wales and irrevocably agrees that a judgment in any proceedings in connection with this deed in those courts will be conclusive and binding on the Client and may be enforced against the Client in the courts of any other jurisdiction.

17.3	If an Address for Service is specified, it, or any other address provided for this purpose, will be an effective address for service of proceedings on the Client.

Exhibit 10.2

Schedule
Part 1: Registered Land
Part 2: Unregistered Land
In Witness of which this deed has been duly executed and delivered on the date specified below
Dated: 29/7/16

Signed for and on behalf of CARTESIAN LIMITED, the Client, acting by a director and its secretary or two directors, or a director in the presence of a witness	/s/ Peter Woodward
Director
PETER WOODWARD
Print Full Name (BLOCK CAPITALS)
/s/ Dermod Ranaghan
Director/Secretary
DERMOD RANAGHAN
Print Full Name (BLOCK CAPITALS)

Where only one Director signs, a witness is required	Witness’ Signature

Print Witness’ Full Name (BLOCK CAPITALS)

Address
/s/ R Hammond
Signed for and on behalf of RBS Invoice Finance Ltd, by a duly authorised signatory	Authorised Signatory
RICHARD HAMMOND
Print Signatory’s Full Name (BLOCK CAPITALS)